Exhibit 99.1

Methode Electronics, Inc. Reports Fiscal Third Quarter 2021 Financial Results

•	Electric and Hybrid Vehicle Application Growth
•	Strong Free Cash Flow
•	Significant Debt Reduction

Chicago, IL – March 4, 2021 – Methode Electronics, Inc. (NYSE: MEI), a global developer of custom engineered and application specific products and solutions, today announced financial results for the fiscal third quarter of 2021 ended January 30, 2021.

For the fiscal third quarter ended January 30, 2021, the company's accounting period included 13 weeks compared to 14 weeks for the fiscal third quarter ended February 1, 2020. The following discussions of comparative results between these two periods should be reviewed in this context.

Fiscal Third Quarter 2021 Highlights

•	Net sales were $295.3 million
•	Electric and hybrid vehicle applications were over 12 percent of net sales
•	Net income was $31.9 million, or $0.83 per diluted share
•	Net cash provided by operating activities was $87.1 million
•	Debt was $244.6 million, compared to $352.1 million at the end of fiscal 2020

Consolidated Fiscal Third Quarter 2021 Financial Results

Methode's net sales were $295.3 million, which included a favorable foreign currency impact of $9.7 million, as compared to $285.9 million in the same quarter of fiscal 2020. On a weekly run rate basis and excluding the foreign currency impact, adjusted net sales, a non-GAAP financial measure, were up 7.6% compared to the same quarter of fiscal 2020. The increase was due in part to higher sales of electric and hybrid vehicle products.

Gross margin as a percentage of sales was 24.6 percent, compared to 27.7 percent in the same quarter of fiscal 2020. The decrease was primarily due to premium freight and factory inefficiencies resulting from supply chain disruptions due to COVID-19 and to a lesser extent tariff expense and product sales mix.

Selling and administrative expense as a percentage of sales was 11.0 percent, compared to 11.5 percent in the same quarter of fiscal 2020. Selling and administrative expense decreased $0.6 million from the same quarter of fiscal 2020 primarily due to lower compensation expense, travel expense and restructuring costs, which were partially offset by higher stock-based compensation expense. The decrease in compensation expense was primarily related to the benefit of restructuring actions taken in the first quarter of fiscal 2021.

Other income was $2.4 million, compared to $4.9 million in the same quarter of fiscal 2020. Included in other income was $2.7 million of government assistance at certain of our international locations with respect to the COVID-19 pandemic. In the same quarter of fiscal 2020, other income included $5.6 million for an international government grant for maintaining certain employment levels.

Income tax expense was $4.6 million, compared to $2.8 million in the same quarter of fiscal 2020. The income tax expense increase was primarily due to changes related to U.S. Tax Reform that favorably impacted the prior year period. The effective tax rate was 12.6%, compared to an effective tax rate of 6.4% in the same quarter of fiscal 2020.

Net income was $31.9 million, or $0.83 per diluted share, compared to $41.2 million, or $1.09 per diluted share, in the same quarter of fiscal 2020. The decrease was primarily due to premium freight and factory inefficiencies resulting from supply chain disruptions due to COVID-19 and to a lesser extent tariff expense and product sales mix. Also contributing were lower other income and higher income tax expense.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $51.3 million, compared to $58.7 million in the same quarter of fiscal 2020.

Debt was $244.6 million at the end of the quarter, compared to $352.1 million at the end of fiscal 2020. The company repaid $100.0 million on its revolving credit facility from its March 2020 draw. Net debt, a non-GAAP financial measure and includes debt less cash and cash equivalents, was $25.9 million, compared to $134.8 million at the end of fiscal 2020.

Free cash flow, a non-GAAP financial measure and includes cash provided by operating activities less purchases of property, plant, and equipment, was $82.2 million, compared to $6.7 million in the same quarter of fiscal 2020. The increase was mainly due to working capital improvements.

Segment Fiscal Third Quarter 2021 Financial Results

Comparing the Automotive segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $210.5 million, up $0.2 million, or 0.1% from $210.3 million. Higher sales of electric and hybrid vehicle products were offset by lower lighting and sensor product sales. The segment net sales in the quarter were positively impacted $7.5 million from foreign currency translation.

•

Gross margin as a percentage of sales was 21.0 percent, down from 26.2 percent primarily due to premium freight and factory inefficiencies resulting from supply chain disruptions due to COVID-19 and to a lesser extent tariff expense and product sales mix.

•

Income from operations was $29.6 million, down $9.6 million, or 24.5% from $39.2 million primarily due to lower gross profit, partially offset by favorable foreign currency translation and lower selling and administrative expenses.

Comparing the Industrial segment's quarter to the same quarter of fiscal 2020,

•

Net sales were $66.5 million, up $6.4 million or 10.6% from $60.1 million primarily due to higher sales volumes of EV busbar products and radio remote control devices, partially offset by lower sales from commercial vehicle lighting solutions. The segment net sales in the quarter were also positively impacted $2.2 million from foreign currency translation.

•	Gross margin as a percentage of sales was 37.1 percent, up from 36.4 percent primarily due to the higher sales volumes.
•	Income from operations was $16.9 million, an increase from $13.2 million primarily due to higher gross profit, lower selling and administrative expenses, and favorable foreign currency translation.

Comparing the Interface segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $17.6 million, up $2.7 million or 18.1% from $14.9 million primarily due to higher sales volume of appliance products, partially offset by a decrease in legacy data solutions products.
•	Gross margin as a percentage of sales was 22.7 percent, up from 12.1 percent also due to higher sales and lower direct labor costs.
•	Income from operations was $3.2 million, up from $0.7 million primarily due to higher gross profit and lower selling and administrative expense.

Comparing the Medical segment's quarter to the same quarter of fiscal 2020,

•	Net sales were $0.7 million, up from $0.6 million. The higher net sales were due to increased product acceptance.
•	Loss from operations was $1.0 million, compared to a loss of $1.6 million.

Fiscal Fourth Quarter 2021 Guidance

For the fiscal fourth quarter of 2021, the company expects net sales in to be in the range of $270 to $300 million and diluted earnings per share to be in the range of $0.60 to $0.82, which is subject to disruption due to a variety of factors including the ongoing semiconductor shortage and COVID-19 pandemic situations. The lower end of the guidance ranges contemplates additional supply chain disruptions.

Management Comments

President and Chief Executive Officer Donald W. Duda said, “Despite supply chain challenges, Methode was able to meet the high end of our sales guidance and increase our EV sales. In doing so, we also generated substantial free cash flow, which in turn allowed us to further pay down debt providing Methode with an even stronger balance sheet."

Mr. Duda added, "We will continue to face near term market uncertainty due to the semiconductor shortage as well as other supply chain and related factory inefficiencies. Those factors, along with weather-related supply chain disruptions are driving our wide guidance range. However, our order book for EV programs gives us the confidence to increase our projection for fiscal 2022 sales from EV applications to a mid-teens percentage. Furthermore, and subject to resolution of the supply chain challenges by mid-calendar year, we anticipate Methode’s consolidated fiscal 2022 organic sales to grow in excess of 10%."

Non-GAAP Financial Measures

To supplement the company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses certain non-GAAP financial measures, such as EBITDA, Free Cash Flow, Net Debt, and Adjusted Net Sales. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Management believes EBITDA is useful to investors as it is a measure that is commonly used by other companies in our industry and provides a comparison for investors to the company’s performance versus its competitors. Management believes Free Cash Flow is a meaningful measure to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are both necessary to maintain the company’s asset base and which are expected to generate future cash flows from operations. Prior to Fiscal 2021 the definition of Free Cash Flow was net income plus depreciation and amortization less capital expenditures. Management believes Net Debt is a meaningful measure to investors because management assesses the company’s leverage position after considering available cash that could be used to repay outstanding debt. Management believes Adjusted Net Sales is useful to investors to compare results across periods. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call

The company will conduct a conference call and webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ronald Tsoumas, today at 10:00 a.m. CST.

To participate in the conference call, please dial 888-506-0062 (domestic) or 973-528-0011 (international) at least five minutes prior to the start of the event. A simultaneous webcast can be accessed through the company’s website, www.methode.com, on the Investors page.

A replay of the teleconference will be available shortly after the call through March 18, 2021, by dialing 877-481-4010 and providing passcode 39913. A replay will also be available through the company’s website, www.methode.com, on the Investors page.

About Methode Electronics, Inc.

Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, LED lighting, sensor, and radio remote control technologies. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical.

Our components are found in the primary end-markets of the aerospace, appliance, construction, consumer and industrial equipment, communications (including information processing and storage, networking equipment, wireless and terrestrial voice/data systems), medical, rail, consumer automotive, commercial vehicle, and other transportation industries.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) impact from pandemics, such as the COVID-19 pandemic; (2) dependence on our supply chain, including semiconductor and resin suppliers; (3) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (4) dependence on a small number of large customers, including two large automotive customers; (5) recognition of goodwill and long-lived asset impairment charges; (6) timing and magnitude of costs associated with restructuring activities; (7) international trade disputes resulting in tariffs and our ability to mitigate tariffs; (8) timing, quality and cost of new program launches; (9) ability to withstand price pressure, including pricing reductions; (10) failure to attract and retain qualified personnel; (11) ability to successfully market and sell Dabir Surfaces products; (12) currency fluctuations; (13) customary risks related to conducting global operations; (14) costs associated with environmental, health and safety regulations; (15) ability to withstand business interruptions; (16) ability to successfully benefit from acquisitions and divestitures; (17) investment in programs prior to the recognition of revenue; (18) dependence on the availability and price of materials; (19) judgments related to accounting for tax positions; (20) income tax rate fluctuations; (21) adjustments to compensation expense for performance-based awards; (22) ability to keep pace with rapid technological changes; (23) breaches to our information technology systems; (24) ability to avoid design or manufacturing defects; (25) ability to compete effectively; (26) ability to protect our intellectual property; (27) success of recent acquisitions and/or our ability to implement and profit from new applications of the acquired technology; (28) ability to manage our debt levels and any restrictions thereunder; and (29) impact to interest expense from the replacement or modification of LIBOR.

For Methode Electronics, Inc.

Robert K. Cherry

Vice President, Investor Relations

rcherry@methode.com

708-457-4030

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(in millions, except share and per-share data)

	Three Months Ended		Nine Months Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
	(13 Weeks)	(14 Weeks)	(39 Weeks)	(40 Weeks)
Net Sales	$295.3	$285.9	$787.0	$813.3

Cost of Products Sold	222.7	206.6	588.5	589.6

Gross Profit	72.6	79.3	198.5	223.7

Selling and Administrative Expenses	32.4	33.0	89.8	98.6
Amortization of Intangibles	4.8	4.8	14.5	14.3

Income from Operations	35.4	41.5	94.2	110.8

Interest Expense, Net	1.3	2.4	4.3	8.0
Other Income, Net	(2.4)	(4.9)	(8.4)	(5.8)

Income before Income Taxes	36.5	44.0	98.3	108.6

Income Tax Expense	4.6	2.8	7.1	15.3

Net Income	$31.9	$41.2	$91.2	$93.3

Basic and Diluted Income per Share:
Basic	$0.84	$1.10	$2.40	$2.48
Diluted	$0.83	$1.09	$2.39	$2.47

Cash Dividends per Share	$0.11	$0.11	$0.33	$0.33

Weighted Average Number of Shares Outstanding:
Basic	38,106,793	37,587,742	38,016,711	37,570,423
Diluted	38,400,096	37,753,971	38,228,685	37,720,516

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions, except share and per-share data)

	January 30, 2021	May 2, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$218.7	$217.3
Accounts Receivable, Net	278.5	188.5
Inventories	124.0	131.0
Income Tax Receivable	5.5	12.9
Prepaid Expenses and Other Current Assets	18.3	15.9
TOTAL CURRENT ASSETS	645.0	565.6
LONG-TERM ASSETS
Property, Plant and Equipment, Net	205.4	201.9
Goodwill	234.8	231.6
Other Intangible Assets, Net	233.7	244.8
Operating Lease Assets, Net	23.3	23.5
Deferred Tax Assets	41.9	31.4
Pre-production Costs	22.6	37.1
Other Long-term Assets	37.8	34.7
TOTAL LONG-TERM ASSETS	799.5	805.0
TOTAL ASSETS	$1,444.5	$1,370.6

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$117.8	$73.8
Accrued Employee Liabilities	26.5	19.1
Other Accrued Liabilities	32.9	18.5
Short-term Operating Lease Liability	6.4	5.5
Short-term Debt	15.4	15.3
Income Tax Payable	10.2	11.6
TOTAL CURRENT LIABILITIES	209.2	143.8
LONG-TERM LIABILITIES
Long-term Debt	229.2	336.8
Long-term Operating Lease Liability	18.6	20.4
Long-term Income Tax Payable	26.2	29.3
Other Long-term Liabilities	21.6	15.3
Deferred Tax Liabilities	42.1	41.6
TOTAL LONG-TERM LIABILITIES	337.7	443.4
TOTAL LIABILITIES	546.9	587.2
SHAREHOLDERS' EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 39,793,362 shares and 38,438,111 shares issued as of January 30, 2021 and May 2, 2020, respectively	19.9	19.2
Additional Paid-in Capital	154.4	150.7
Accumulated Other Comprehensive Income (Loss)	8.2	(26.9)
Treasury Stock, 1,346,624 shares as of January 30, 2021 and May 2, 2020	(11.5)	(11.5)
Retained Earnings	726.6	651.9
TOTAL SHAREHOLDERS' EQUITY	897.6	783.4
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,444.5	$1,370.6

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Nine Months Ended
	January 30, 2021	February 1, 2020
	(39 Weeks)	(40 Weeks)
OPERATING ACTIVITIES
Net Income	$91.2	$93.3
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	38.2	36.0
Stock-based Compensation Expense	4.3	5.6
Change in Cash Surrender Value of Life Insurance	(1.4)	(0.6)
Amortization of Debt Issuance Costs	0.5	0.5
Change in Deferred Income Taxes	(5.9)	(0.4)
Other	1.6	0.3
Changes in Operating Assets and Liabilities:
Accounts Receivable	(77.1)	(10.5)
Inventories	11.8	(9.9)
Prepaid Expenses and Other Assets	21.3	(12.8)
Accounts Payable and Other Liabilities	59.3	(18.9)
NET CASH PROVIDED BY OPERATING ACTIVITIES	143.8	82.6

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(20.1)	(34.9)
Sale of Business/Investment/Property	0.1	0.5
NET CASH USED IN INVESTING ACTIVITIES	(20.0)	(34.4)

FINANCING ACTIVITIES
Taxes Paid Related to Net Share Settlement of Equity Awards	(3.9)	(0.4)
Proceeds from Exercise of Stock Options	0.1	—
Repayments of Finance Leases	(0.4)	(0.5)
Cash Dividends	(13.2)	(12.2)
Proceeds from Borrowings	1.5	57.3
Repayments of Borrowings	(111.9)	(93.9)
NET CASH USED IN FINANCING ACTIVITIES	(127.8)	(49.7)
Effect of Foreign Currency Exchange Rate Changes on Cash and Cash Equivalents	5.4	(1.8)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1.4	(3.3)
Cash and Cash Equivalents at Beginning of the Year	217.3	83.2
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$218.7	$79.9

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Paid During the Period For:
Interest	$4.3	$7.6
Income Taxes, Net of Refunds	$9.6	$16.2
Operating Lease Obligations	$6.7	$6.5

METHODE ELECTRONICS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (Unaudited)

(in millions)

Three Months Ended		Nine Months Ended
January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020

	(13 Weeks)	(14 Weeks)	(39 Weeks)	(40 Weeks)
EBITDA:
Net Income	$31.9	$41.2	$91.2	$93.3
Income Tax Expense	4.6	2.8	7.1	15.3
Interest Expense, Net	1.3	2.4	4.3	8.0
Amortization of Intangibles	4.8	4.8	14.5	14.3
Depreciation	8.7	7.5	23.7	21.7
EBITDA	$51.3	$58.7	$140.8	$152.6

	Three Months Ended		Nine Months Ended
	January 30, 2021	February 1, 2020	January 30, 2021	February 1, 2020
	(13 Weeks)	(14 Weeks)	(39 Weeks)	(40 Weeks)
Free Cash Flow:
Net Cash Provided by Operating Activities	$87.1	$14.8	$143.8	$82.6
Purchases of Property, Plant and Equipment	(4.9)	(8.1)	(20.1)	(34.9)
Free Cash Flow	$82.2	$6.7	$123.7	$47.7

	January 30, 2021	May 2, 2020
Net Debt:
Short-Term Debt	$15.4	$15.3
Long-Term Debt	229.2	336.8
Total Debt	244.6	352.1
Less: Cash and Cash Equivalents	(218.7)	(217.3)
Net Debt	$25.9	$134.8

	Three Months Ended
	January 30, 2021	February 1, 2020
	(13 Weeks)	(14 Weeks)	Growth
Adjusted Net Sales:
Net Sales	$295.3	$285.9
Effect of Currency Translation	(9.7)	—
Impact of 14th Week	—	(20.4)
Adjusted Net Sales	$285.6	$265.5	7.6%